Exhibit 16.1

[Letterhead of Deloitte Touche Tohmatsu]

June 7, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Weida Communications, Inc.’s Form 8-K dated June 7, 2005, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte Touche Tohmatsu